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                                 VISTANA, INC.

                             LIST OF SUBSIDIARIES

                               December 31, 1998


1.   DATA MARKETING ASSOCIATES, INC. [NV]
2.   DATA MARKETING ASSOCIATES EAST, INC. [FL]
3.   FIESTA VACATIONS, L.L.C. [AZ]
4.   P.O.C. REALTY, INC. [CO]
5.   POINTS OF COLORADO, INC. [CO]
6.   THE SUCCESS COMPANIES, INC. [NV]
7.   SUCCESS DEVELOPMENTS, L.L.C. [AZ]
8.   SUCCESS OF ARIZONA, L.L.C. [AZ]
9.   SUCCESS OF COLORADO, L.L.C. [NV]
10.  SUCCESS OF COLORADO REALTY, L.L.C. [NV]
11.  SUCCESS WEST COMMUNICATIONS, INC. [NV]
12.  VACATION MARKETING SERVICES, INC. [FL]
13.  VACATION TITLE SERVICES, INC. [FL]
14.  VACATIONWORKS, INC. [FL]
15.  VCH COMMUNICATIONS, INC. [FL]
16.  VCH CONSULTING, INC. [FL]
17.  VCH CONTRACTING, INC. [FL]
18.  VCH OAKS, INC. [FL]
19.  VCH PORTFOLIO SERVICES, INC. [FL]
20.  VCH SALES, INC. [FL]
21.  VCH SYSTEMS, INC. [FL]
22.  VCH TRADEMARK, INC. [FL]
23.  VCM OAKS, INC. [FL]
24.  VDI2, INC. [FL]
25.  VISTANA 1998-A TIMESHARE MORTGAGE CORP. [DE]
26.  VISTANA ACCEPTANCE CORP. [FL]
27.  VISTANA ADMINISTRATION, INC. [FL]
28.  VISTANA CAVE CREEK, INC. [AZ]
29.  VISTANA DEVELOPMENT, INC.  (d/b/a Vistana Development, Ltd.) [FL]
30.  VISTANA EAST, INC. [FL]
31.  VISTANA INTERNATIONAL, INC. [FL]
32.  VISTANA MANAGEMENT, INC. (d/b/a Vistana Management, Ltd.) [FL]
33.  VISTANA MB, INC. [SC] (IL, OH)
34.  VISTANA MB MANAGEMENT, INC. [SC]
35.  VISTANA NJ, INC. [NJ]
36.  VISTANA NJ MARKETING, INC. [NJ]
37.  VISTANA NJ SERVICES, INC. [NJ]
38.  VISTANA OP INVESTMENT, INC. [FL]
39.  VISTANA PSL, INC. [FL]
40.  VISTANA SCOTTSDALE DEVELOPMENT, INC. [AZ]
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41.  VISTANA SCOTTSDALE, INC. [AZ]
42.  VISTANA SCOTTSDALE MANAGEMENT, INC. [AZ]
43.  VISTANA TIMESHARE MORTGAGE CORP. [DE]
44.  VISTANA WEST, INC. [FL]
45.  VISTANA WGV HOLDINGS, INC. [FL]
46.  VISTANA WGV INVESTMENT, INC. [FL]
47.  VISTANA WGV MANAGEMENT, INC. [FL]
48.  VTM CORP. [DE]

                             LIMITED PARTNERSHIPS
                             --------------------
49.  VCH OAKS, LTD. [FL]
50.  VISTANA WGV, LTD. [FL]
51.  VISTANA WGV MANAGEMENT, LTD. [FL]

                              GENERAL PARTNERSHIP
                              -------------------
52.  OAK PLANTATION JOINT VENTURE [FL]

                               FOREIGN ENTITIES
                               ----------------
53.  VISTANA INTERNATIONAL CHILE, LIMITADA [CHILE]
54.  OVERSEAS PROMOTIONS, INC. [Cayman Islands]
55.  PROMOCIONES INTERNACIONALES TURISTICAS (HONDURAS), S.A.
56.  OVERSEAS PROMOTIONS (EL SALVADOR), S.A.
57.  OVERSEAS PROMOTIONS (PUERTO RICO), S.A.
58.  PROMOCIONES DEL EXTRANJERO, S.A. [Ecuador]
59.  VISTANA INTERNATIONAL ARGENTINA, S.R.L.
60.  PROMOCIONES INTERNACIONALES REPUBLICA DOMINICANA, S.A.
61.  PROMOCIONES INTERNACIONALES COLOMBIA, S.A.
62.  PROMOCIONES INTERNACIONALES PANAMA, S.A.
63.  OVERSEAS PROMOTIONS VENEZUELA, S.A.
64.  REPRESENTACIONES Y SERVICIOS DE CENTROAMERICA, S.A. [Guatemala]
65.  BRENDSLAND, S.A. [Uruguay]

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